Exhibit 4.25

EXECUTION COPY

NOTE PURCHASE AGREEMENT

dated as of November 15, 2004

among

JETBLUE AIRWAYS CORPORATION,

WILMINGTON TRUST COMPANY,

as Pass Through Trustee under each of the

Pass Through Trust Agreements

WILMINGTON TRUST COMPANY,

as Subordination Agent

WILMINGTON TRUST COMPANY,

as Escrow Agent

and

WILMINGTON TRUST COMPANY,

as Paying Agent

Schedules

Schedule I	Aircraft and Scheduled Delivery Months
Schedule II	Pass Through Trust Agreements
Schedule III	Deposit Agreements
Schedule IV	Escrow and Paying Agent Agreements
Schedule V	Aggregate Amortization Schedule

Annex

Annex A	Definitions

Exhibits

Exhibit A	Form of Delivery Notice
Exhibit B–1	Form of Participation Agreement
Exhibit B–2	Form of Indenture

i

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT, dated as of November 15, 2004, among (i) JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the “Company”), (ii) WILMINGTON TRUST COMPANY (“WTC”) a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the “Pass Through Trustee”) under each of the three separate Pass Through Trust Agreements (as defined below); (iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as subordination agent and trustee (in such capacity together with its successors in such capacity, the “Subordination Agent”) under the Intercreditor Agreement (as defined below), (iv) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Escrow Agent (in such capacity together with its successors in such capacity, the “Escrow Agent”), under each of the Escrow and Paying Agent Agreements (as defined below) and (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Paying Agent (in such capacity together with its successors in such capacity, the “Paying Agent”) under each of the Escrow and Paying Agent Agreements.

W I T N E S S E T H:

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

WHEREAS, the Company has obtained commitments from the Manufacturer pursuant to the Aircraft Purchase Agreement for the delivery of the fifteen (15) aircraft listed on Schedule I hereto (together with any aircraft substituted therefor in accordance with the Aircraft Purchase Agreement prior to the delivery thereof, the “Aircraft”);

WHEREAS, pursuant to each of the Pass Through Trust Agreements set forth in Schedule II hereto, and concurrently with the execution and delivery of this Agreement, separate grantor trusts (collectively, the “Pass Through Trusts” and, individually, a “Pass Through Trust”) have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the “Certificates”) to provide for a portion of the financing of the Aircraft;

WHEREAS, the Company has entered into the Underwriting Agreement dated November 9, 2004 (the “Purchase Agreement”) with the several Underwriters (the “Underwriters”) named therein, which provides that the Company will cause each Pass Through Trustee to issue and sell the Certificates to the Underwriters;

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agents and the Depositary entered into the Deposit Agreements set forth in Schedule III hereto (the “Initial Deposit Agreements”) whereby the applicable Escrow Agent agreed to direct the Underwriters to make certain deposits referred to therein on the Issuance Date (the “Initial Deposits”) and to permit the applicable Pass Through Trustee to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the “Deposits”) and (ii) the Pass Through Trustees, the Underwriters, the Paying Agents and the Escrow Agents entered into the Escrow and Paying

Agent Agreements set forth in Schedule IV hereto (the “Escrow and Paying Agent Agreements”) whereby, among other things, (a) the Underwriters agreed to deliver an amount equal to the amount of the Initial Deposits to the Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the Depositary receiving such amount, has agreed to deliver escrow receipts to be affixed to each Certificate;

WHEREAS, in connection with the financing or refinancing of an Aircraft, the Company will give to the Pass Through Trustee a Funding Notice (as defined below) specifying its election;

WHEREAS, upon receipt of a Funding Notice with respect to an Aircraft, subject to the terms and conditions of this Agreement, the applicable Pass Through Trustees will enter into the applicable Financing Agreements relating to such Aircraft;

WHEREAS, upon the financing of each Aircraft, each Pass Through Trustee will fund its purchase of Equipment Notes with the proceeds of the sale of the Certificates or one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by such Pass Through Trust;

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Landesbank Baden-Württemberg, a bank established in Germany as a public law institution with legal capacity, (the “Primary Liquidity Provider”), has entered into three revolving credit agreements (each, a “Primary Liquidity Facility”), one each for the benefit of the Certificateholders of the Class G-1 Trust, Class G-2 Trust and the Class C Trust, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust, (ii) Citibank, N.A. (the “Above-Cap Liquidity Provider”) has entered into an ISDA Master Agreement, together with the related Schedule and Confirmation,  with the Subordination Agent for the benefit of the Certificateholders of each of the Class G-1 Trust, the Class G-2 Trust and the Class C Trust (each an “Above-Cap Liquidity Agreement”) and (iii) the Pass Through Trustee, the Primary Liquidity Provider, the Above-Cap Liquidity Provider, the Policy Provider (as defined below) and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the “Intercreditor Agreement”); and

WHEREAS, concurrently with the execution and delivery of this Agreement MBIA Insurance Corporation (the “Policy Provider”) has entered into the Insurance and Indemnity Agreement (the “Policy Provider Agreement”), with the Company and the Subordination Agent, as agent and trustee for the Pass Through Trustee of the Class G-1 Trust and Class G-2 Trust on behalf of the Class G-1 Trust and Class G-2 Trust, and the Policy Provider has issued the certificate guaranty insurance policies (collectively, the “Policies”) provided for therein for the benefit of the Class G-1 Certificateholders and Class G-2 Certificateholders.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                          Financing of Aircraft.  (a)  The Company confirms that it has entered into the Aircraft Purchase Agreement with the Manufacturer pursuant to which the Company has agreed to purchase, and the Manufacturer has agreed to deliver, the Aircraft in the months specified in Schedule I hereto, all on and subject to terms and conditions specified in the Aircraft Purchase Agreement.  The Company agrees to finance the Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

(b)                                 In furtherance of the foregoing, the Company agrees to give the parties hereto, the Depositary, the Policy Provider and each of the Rating Agencies not less than two Business Days’ prior written notice in the form of the notice set out in Exhibit A hereto (a “Funding Notice”) of the scheduled financing date (the “Scheduled Financing Date”) (or, in the case of a substitute Funding Notice under Section 1(e) hereof, one Business Day’s prior notice) in respect of each Aircraft under the Aircraft Purchase Agreement, which notice shall:

(i)                                     specify the Scheduled Financing Date of such Aircraft (which shall be a Business Day before the Cut–off Date and no later than 90 days after the Delivery Date of such Aircraft and, except as provided in Section 1(e) hereof, the date (the “Funding Date”) on which the financing therefor in the manner provided herein shall be consummated);

(ii)                                  instruct the applicable Pass Through Trustee to execute and deliver to the relevant Escrow Agent a withdrawal certificate in the form of Exhibit B to the Escrow Agent so as to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued in connection with the financing of such Aircraft;

(iii)                               instruct the applicable Pass Through Trustee to enter into the Participation Agreement included in the Financing Agreements with respect to such Aircraft at such a time on or before the Funding Date specified in such Funding Notice and to perform its obligations thereunder; and

(iv)                              specify the aggregate principal amount of each series of Equipment Notes to be issued, and purchased by the Pass Through Trustees, in connection with the financing of such Aircraft scheduled to be delivered on such Funding Date.

(c)                                  Upon receipt of a Funding Notice, the Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their obligations under the Participation Agreement and other instructions specified in such Funding Notice, provided that such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto.  With respect to each Aircraft, the Company shall direct WTC (or such other person that meets the eligibility requirements to act as mortgagee under the Indenture) to execute as Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party, and the Company shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder.  Upon the request of the Policy Provider or of either Rating Agency, the Company shall deliver or cause to be delivered to the Policy Provider or such Rating Agency a true and complete copy of each Financing Agreement relating to the financing of each Aircraft together with a true and complete set of the legal opinions delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

(d)                                 If after giving any Funding Notice, there shall be a delay in the financing of an Aircraft, or if on the Scheduled Financing Date of an Aircraft the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto and the Policy Provider prompt notice thereof.  Concurrently with the giving of such notice of postponement or subsequently, the Company shall give the parties hereto and the Policy Provider a substitute Funding Notice specifying the date to which such delivery and related financing shall have been re–scheduled (which shall be a Business Day before the Cut–off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the applicable Deposit Agreements to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes).  Upon receipt of any such notice of postponement, each applicable Pass Through Trustee shall comply with its obligations under Section 2.01 of each of the Pass Through Trust Agreements and thereafter the financing of the relevant Aircraft shall take place on the re–scheduled financing date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

(e)                                  If the scheduled Delivery Date for any Aircraft is delayed for any reason (including the casualty loss thereof) more than 30 days beyond the last day of the month set forth opposite such Aircraft under the heading “Scheduled Delivery Months” in Schedule I hereto, the Company may identify for delivery a substitute aircraft therefor meeting the following conditions (a “Substitute Aircraft”):  (i) a Substitute Aircraft must be an Airbus A320–200 aircraft equipped with International Aero Engines model V2527-A5 engines, in each case manufactured after the date of this Agreement and (ii) the Company shall be obligated to obtain prior written consent of the Policy Provider and to obtain Rating Agency Confirmation in respect of the replacement of any Aircraft by Substitute Aircraft.  Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such Aircraft.

(f)                                    The Company shall have no liability for the failure of the Pass Through Trustees to purchase Equipment Notes with respect to any Aircraft or Substitute Aircraft, other than the Company’s obligation, if any, to pay the Deposit Break Amount pursuant to Section 4(a)(i) of this Agreement.

(g)                                 Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series to any Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement.

Section 2.                                          Conditions Precedent.  The obligation of the Pass Through Trustees to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement as directed pursuant to a Funding Notice and to perform its obligations thereunder is subject to satisfaction of the following conditions:

(a)                                  no Triggering Event shall have occurred; and

(b)                                 the Company shall have delivered a certificate to each such Pass Through Trustee, the Policy Provider and each Primary Liquidity Provider stating that the conditions precedent to the obligation of the Pass Through Trustees and the Subordination Agent under such Participation Agreement have been satisfied in all material respects.

Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee to purchase Equipment Notes shall terminate on the Cut–off Date.

Section 3.                                          Representations and Warranties.  (a)  The Company represents and warrants that:

(i)                                     the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a “citizen of the United States” as defined in Section 40102 of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;

(ii)                                  the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by–laws or (other than any violation that would not result in a Material Adverse Change to the Company) the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii)                               assuming the due authorization, execution and delivery hereof by the other parties hereto this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(b)                                 WTC represents and warrants that:

(i)                                     WTC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a “citizen of the United States” as defined in Section 40102 of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;

(ii)                                  the execution and delivery by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Agreement and the performance by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under this Agreement have been duly authorized by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by–laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii)                               this Agreement constitutes the legal, valid and binding obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(c)                                  The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of each Pass Through Trust Agreement are true and correct as of the date hereof.

(d)                                 The Subordination Agent represents and warrants that:

(i)                                     the Subordination Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party,

(ii)                                  this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

(iii)                               none of the execution, delivery and performance by the Subordination Agent of this Agreement contravenes any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Subordination Agent’s banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent’s articles of association or by–laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

(iv)                              neither the execution and delivery by the Subordination Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent’s banking, trust or fiduciary powers;

(v)                                 there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

(vi)                              there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.

(e)                                  The Escrow Agent represents and warrants that:

(i)                                     the Escrow Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the State of Delaware pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the “Escrow Agent Agreements”) and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

(ii)                                  the execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by–laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii)                               each of the Escrow Agent Agreements constitutes the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(f)                                    The Paying Agent represents and warrants that:

(i)                                     the Paying Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and the Escrow and Paying Agent Agreement (collectively, the “Paying Agent Agreements”) and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

(ii)                                  the execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by–laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii)                               each of the Paying Agent Agreements constitutes the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

Section 4.                                          Covenants.  (a) The Company covenants with each of the other parties hereto that:

(i)                                     on the date that the Depositary is obligated to pay the amount of the Final Withdrawals to the Paying Agent pursuant to the Deposit Agreements relating to the Class G-1 Trust, Class G-2 Trust and the Class C Trust, the Company shall pay to the Pass Through Trustee of each such Trust no later than 12:30 p.m. (New York time) an amount equal to the Deposit Break Amount, if any, required to be paid in respect of each such Final Withdrawal amount;

(ii)                                  the Company shall not consolidate with or merge into any other person under circumstances in which the Company is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other person, unless such person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier (as defined in the Financing Agreements).  Upon any such consolidation or merger of the Company with or into, or the conveyance, transfer or lease by the Company of all or substantially all of its assets to, any Person in accordance with this Section 4(a)(ii), such Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Operative Agreements and Financing Agreements with the same effect as if such person had been named as the “Company” or “Owner” therein.  No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing the Company or such Person from any of the obligations, liabilities, covenants or undertakings of the Company under the Financing Agreements;

(iii)                               the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle the Loan Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110;

(iv)                              the Company agrees to provide written notice to each of the parties hereto of the occurrence of the Cut–off Date no later than one Business Day after the date thereof; such notice to refer specifically to the Pass Through Trustee’s obligation to assign, transfer and deliver all of its right, title and interest to the Trust Property (as defined in each Pass Through Trust Agreement) to the trustee of the Related Trust (as defined in each Pass Through Trust Agreement) in accordance with Section 11.01 of each of the Pass Through Trust Agreements; and

(v)                                 On the Issuance Date, the Depositary’s long–term issuer credit rating shall be at least A from Standard & Poor’s and short-term unsecured debt rating shall be P–1 from Moody’s (the “Depository Threshold Rating”).  If the Depositary’s long–term issuer credit rating or short-term unsecured debt rating, as the case may be, shall at any time fall below A from Standard & Poor’s or P–1 from Moody’s (provided, that so long as HSH Nordbank is the Depositary, for Standard & Poor’s the “long-term issuer credit rating” shall refer to (x) on or prior to July 18, 2005, HSH Nordbank’s long-term issuer credit rating with the benefit of state guarantees and (y) after July 18, 2005, HSH Nordbank’s long-term issuer credit rating without the benefit of state guarantees unless Standard & Poor’s has notified the Subordination Agent that another rating would be applicable to HSH Nordbank’s obligations under the Deposit Agreements, in which case, such other applicable rating), as the case may be, the Company shall, within 45 days of such event occurring, cause the Depositary to be replaced with a depository bank (a “Replacement Depositary”) on the following terms and preconditions:

(A)                              the Replacement Depositary must be one that meets the Depositary Threshold Rating (unless the Company shall have obtained (i) written confirmation from each Rating Agency that such replacement will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of the Depositary being replaced and without regard to the Policies) and (ii) the prior written consent of the Policy Provider) and the Company shall have obtained written confirmation from each Rating Agency that such replacement will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of the Depositary being replaced and without regard to the Policies);

(B)                                the Company shall pay all fees, expenses and other amounts then owing to the replaced Depositary; and

(C)                                the Company shall cause the Escrow Agent and the Replacement Depositary to enter into a Replacement Deposit Agreement for each Class of Certificates and shall cause the Replacement Depositary to deliver to the Company, the Policy Provider and each Rating Agency legal opinions and other closing documentation substantially similar in scope and substance as those that were delivered by the Depositary being replaced in connection with the execution and delivery of the Deposit Agreement being replaced.

Upon satisfaction of the foregoing conditions, the Company shall instruct each Pass Through Trustee, and each Pass Through Trustee agrees, to execute and deliver to the Escrow Agent a duly completed Withdrawal Certificate (as defined in the Escrow and Paying Agent Agreements) together with a Notice of Replacement Withdrawal (as defined in the Escrow and Paying Agent Agreements).

Each of the parties hereto agrees, at the Company’s request, to enter into any amendments to this Agreement, the Escrow and Paying Agent Agreements and any other Operative Agreements as may be necessary or desirable to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreements with the Replacement Deposit Agreements.

Upon the execution and delivery of the Replacement Deposit Agreements, the Replacement Depositary shall be deemed to be the Depositary with all of the rights and obligations of the Depositary hereunder and under the other Operative Agreements and the Replacement Deposit Agreements shall be deemed to be the Deposit Agreements hereunder and under the other Operative Agreements, except that the obligations of the replaced Depositary under the last two sentences of Section 2.4 of its Deposit Agreements shall remain in full force and effect notwithstanding the execution and delivery of the Replacement Deposit Agreements.

(b)                                 WTC, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a “citizen of the United States” as defined in Section 40102 of the Act and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith.  Upon WTC giving any such notice, WTC shall, subject to Section 9.02 of any Indenture then entered into, resign as Loan Trustee in respect of such Indenture.

(c)                                  The Subordination Agent covenants with each of the other parties hereto that it will not agree or consent to any amendment or modification to any Liquidity Facility, the Policy Provider Agreement or the JetBlue Provisions (as defined in the Intercreditor Agreement) of the Intercreditor Agreement without the Company’s consent, if such amendment or modification would materially adversely affect the interests of the Company.

(d)                                 The Escrow Agent covenants with each of the other parties hereto that it will not agree or consent to any amendment or modification to (i) any Deposit Agreement or Escrow and Paying Agent Agreement without the Company’s consent if such amendment or modification would adversely affect the interests of the Company or (ii) the Deposit Agreement for the Class G-1Trust, Class G-2 Trust or the Escrow and Paying Agent Agreement for the Class G-1 Trust or Class G-2 Trust without the Policy Provider’s consent, if such amendment or modification would adversely affect the interests of the Policy Provider.

Section 5.                                          Notices.  Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement, and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address or facsimile number set forth for such party below the signature of such party on the signature page of this Agreement, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto.  Notice shall be given to the Policy Provider at the address specified in the Intercreditor Agreement.  Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or if made, given, furnished or filed by facsimile or telecommunication transmission, when received unless received outside of business hours, in which case on the next open of business on a Business day.

Section 6.                                          Expenses.  (a) The Company agrees to pay to the Subordination Agent when due for application in accordance with the Intercreditor Agreement an amount or amounts equal to the fees payable to the Primary Liquidity Provider under Section 2.03 of each Primary Liquidity Facility multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreements pertaining to the Class G-1 Trust and Class G-2 Trust and Class C Trust and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series G-1 Equipment Notes, Series G-2 Equipment Notes and Series C Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreements pertaining to the Class G-1 Trust, Class G-2 Trust and the Class C Trust.

(b)                                 The Company agrees to pay to the Subordination Agent when due for application in accordance with the Intercreditor Agreement an amount or amounts equal to the fees payable to the Policy Provider under Section 3.02 of the Policy Provider Agreement multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreement pertaining to the Class G-1 Trust and Class G-2 Trust and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series G-1 Equipment Notes and Series G-2 Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreement pertaining to the Class G-1 Trust and Class G-2 Trust.

(c)                                  So long as no Equipment Notes have been issued in respect of any Aircraft, the Company agrees to pay (i) to the Subordination Agent when due (A) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Primary Liquidity Facility minus Investment Earnings while such Downgrade Advance shall be outstanding, (B) the amount equal to interest on any Non–Extension Advance (other than any Applied Non–Extension Advance) payable under Section 3.07 of each Primary Liquidity Facility minus Investment Earnings while such Non–Extension Advance shall be outstanding and (C) any other amounts owed to the Primary

Liquidity Provider by the Subordination Agent as borrower under each Primary Liquidity Facility (other than (x) amounts due as payment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A) or (B) and (y) fees payable under Section 6(a) above), (ii) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements, (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement (as may be modified by any separate letter agreement) except with respect to any Unindemnified Taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement, (iv) all compensation and reimbursement of expenses and disbursements payable to the Policy Provider under the Policy Provider Agreement (except for fees payable under Section 6(b) above), and (v) in the event the Company requests an amendment to any Operative Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent, the Paying Agent or the Policy Provider in connection therewith.  For purposes of this Section 6(b), the terms “Applied Downgrade Advance”, “Applied Non–Extension Advance”, “Downgrade Advance”, “Investment Earnings” and “Non–Extension Advance” shall have the meanings specified in each Primary Liquidity Facility.

Section 7.                                          Further Assurances.  Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

Section 8.                                          Miscellaneous.  (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee, and the Company’s, the Subordination Agent’s, the Escrow Agent’s, the Paying Agent’s and the Pass Through Trustee’s obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

(b)                                 This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart).  Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument.  Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought.  The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreements, the Paying Agent

and its successors as Paying Agent under the Escrow and Paying Agent Agreement, the Policy Provider and its successors as Policy Provider under the Intercreditor Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

(c)                                  This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Underwriters, the Policy Provider and each of the beneficiaries of Section 6 hereof) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriters, the Policy Provider and each of the beneficiaries of Section 6 hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.  To the extent that this Agreement expressly confers upon, gives or grants any right, power, privilege, benefit, interest, remedy or claim to any of the beneficiaries of Section 6 hereof (including, but not limited to rights, powers, privileges, benefits, interests, remedies and claims under Section 6) each such party is hereby recognized as a third party beneficiary hereunder and may enforce any such right, power, privilege, benefit, interest, remedy or claim.

Section 9.                                          Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

JETBLUE AIRWAYS CORPORATION

By:	/s/ John Harvey
Title: VP Corporate Finance & Treasurer

Address:	118-29 Queens Blvd.
Forest Hills, NY 11375
	Attention:	Vice President – Corporate Finance
	Facsimile:	718-709-3639

with a copy to:

118-29 Queens Blvd.
Forest Hills, NY 11375
Attention: General Counsel
Facsimile: 718-709-3630

WILMINGTON TRUST COMPANY,
not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee

By:	/s/ W. Chris Sponenberg
Name: W. Chris Sponenberg
Title: Vice President

Address:	Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
	Attention:	Corporate Trust Administration
	Facsimile:	(302) 636-4140

WILMINGTON TRUST COMPANY,
not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent

By:	/s/ W. Chris Sponenberg
Name: W. Chris Sponenberg
Title: Vice President

Address:	Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
	Attention:	Corporate Trust
Administration
	Facsimile:	(302) 636-4140

WILMINGTON TRUST COMPANY,
as Escrow Agent

By:	/s/ W. Chris Sponenberg
Name: W. Chris Sponenberg
Title: Vice President

Address:	Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
	Attention:	Corporate Trust Administration
	Facsimile:	(302) 636-4140

WILMINGTON TRUST COMPANY,
as Paying Agent

By:	/s/ W. Chris Sponenberg
Name: W. Chris Sponenberg
Title: Vice President

Address:	Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
	Attention:	Corporate Trust Administration
	Facsimile:	(302) 636-4140

SCHEDULE I TO
NOTE PURCHASE AGREEMENT

AIRCRAFT AND SCHEDULED DELIVERY MONTHS

Aircraft Type	Expected Registration Number	Expected Manufacturer’s Serial Number	Scheduled Delivery Month

Airbus A320	N603JB	2352	January 2005
Airbus A320	N605JB	2368	February 2005
Airbus A320	N606JB	2384	February 2005
Airbus A320	N607JB	2386	March 2005
Airbus A320	N608JB	2415	April 2005
Airbus A320	N612JB	2430	May 2005
Airbus A320	N613JB	TBD	June 2005
Airbus A320	N615JB	TBD	June 2005
Airbus A320	N618JB	TBD	July 2005
Airbus A320	N621JB	TBD	July 2005
Airbus A320	N623JB	TBD	August 2005
Airbus A320	N624JB	TBD	August 2005
Airbus A320	N625JB	TBD	October 2005
Airbus A320	N627JB	TBD	November 2005
Airbus A320	N629JB	TBD	November 2005

1

SCHEDULE II TO
NOTE PURCHASE AGREEMENT

PASS THROUGH TRUST AGREEMENTS

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of JetBlue Airways Pass Through Trust, Series 2004–2G-1–O.

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of JetBlue Airways Pass Through Trust, Series 2004–2G-2–O.

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of JetBlue Airways Pass Through Trust, Series 2004–2C–O.

1

SCHEDULE III
TO NOTE PURCHASE AGREEMENT

DEPOSIT AGREEMENTS

Deposit Agreement (Class G-1) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Deposit Agreement (Class G-2) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Deposit Agreement (Class C) dated as of the Issuance Date between the Depositary and the Escrow Agent.

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SCHEDULE IV TO
NOTE PURCHASE AGREEMENT

ESCROW AND PAYING AGENT AGREEMENTS

Escrow and Paying Agent Agreement (Class G-1) dated as of the Issuance Date among the Escrow Agent, the Underwriters, the Pass Through Trustee and the Paying Agent.

Escrow and Paying Agent Agreement (Class G-2) dated as of the Issuance Date among the Escrow Agent, the Underwriters, the Pass Through Trustee and the Paying Agent.

Escrow and Paying Agent Agreement (Class C) dated as of the Issuance Date among the Escrow Agent, the Underwriters, the Pass Through Trustee and the Paying Agent.

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SCHEDULE V
TO NOTE PURCHASE AGREEMENT

AGGREGATE AMORTIZATION SCHEDULE

Date	2004-2G-1 Trust Scheduled Principal Payment	2004-2G-2 Trust Scheduled Principal Payment	2004-2C Trust Scheduled Principal Payment

Issuance Date	$0.00	$0.00	$0.00
February 15, 2005	0.00	0.00	0.00
May 15, 2005	0.00	0.00	0.00
August 15, 2005	0.00	0.00	0.00
November 15, 2005	0.00	0.00	11,900,000.00
February 15, 2006	2,154,619.37	0.00	6,670,469.28
May 15, 2006	2,166,038.50	0.00	6,704,743.03
August 15, 2006	4,352,553.40	0.00	13,472,868.60
November 15, 2006	2,191,582.50	0.00	6,783,811.78
February 15, 2007	2,154,966.00	0.00	6,670,469.28
May 15, 2007	2,166,038.50	0.00	6,704,743.03
August 15, 2007	4,352,553.40	0.00	13,472,868.60
November 15, 2007	2,191,582.50	0.00	6,783,811.78
February 15, 2008	2,154,966.00	0.00	6,670,469.28
May 15, 2008	2,166,038.50	0.00	6,704,743.03
August 15, 2008	4,352,553.40	0.00	13,472,868.60
November 15, 2008	5,391,348.73	0.00	$30,054,133.71
February 15, 2009	2,134,044.00	0.00
May 15, 2009	2,145,009.00	0.00
August 15, 2009	4,310,295.60	0.00
November 15, 2009	8,358,863.97	0.00
February 15, 2010	2,092,200.00	0.00
May 15, 2010	2,102,950.00	0.00
August 15, 2010	4,225,780.00	0.00
November 15, 2010	8,105,335.37	0.00
February 15, 2011	2,050,356.00	0.00
May 15, 2011	2,060,891.00	0.00
August 15, 2011	4,141,264.40	0.00
November 15, 2011	7,851,806.77	0.00
February 15, 2012	2,008,512.00	0.00
May 15, 2012	2,018,832.00	0.00
August 15, 2012	4,056,748.80	0.00
November 15, 2012	7,598,278.17	0.00
February 15, 2013	1,966,668.00	0.00
May 15, 2013	1,976,773.00	0.00
August 15, 2013	3,972,233.20	0.00
November 15, 2013	12,689,414.03	0.00

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Date	2004-2G-1 Trust Scheduled Principal Payment	2004-2G-2 Trust Scheduled Principal Payment	2004-2C Trust Scheduled Principal Payment

February 15, 2014	1,882,980.00	0.00
May 15, 2014	1,892,655.00	0.00
August 15, 2014	3,803,202.00	0.00
November 15, 2014	12,182,356.83	0.00
February 15, 2015	1,799,292.00	0.00
May 15, 2015	1,808,537.00	0.00
August 15, 2015	3,634,170.80	0.00
November 15, 2015	11,675,299.63	0.00
February 15, 2016	1,715,604.00	0.00
May 15, 2016	1,724,419.00	0.00
August 15, 2016	12,973,387.63	0.00
November 15, 2016	$0.00	$185,418,000.00

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ANNEX A TO

NOTE PURCHASE AGREEMENT

DEFINITIONS

“Above-Cap Liquidity Agreements” has the meaning set forth in the recitals to the Note Purchase Agreement.

“Above-Cap Liquidity Provider” has the meaning set forth in the recitals to the Note Purchase Agreement.

“Act” means 49 U.S.C. §§ 40101–46507.

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person.  For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Aircraft” has the meaning set forth in the second recital to the Note Purchase Agreement.

“Aircraft Purchase Agreement” means the AVSA A320 Purchase Agreement, dated as of April 20, 1999 between the Company and AVSA S.A.R.L. (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement).

“Assumed Amortization Schedule” means Schedule V to the Note Purchase Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C.  §§ 101 et seq.

“Business Day” means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York or Wilmington, Delaware.

“Certificate” has the meaning set forth in the third recital to the Note Purchase Agreement.

“Certificateholder” means the Person in whose name a Certificate is registered in the Register.

“Class” means the class of Certificates issued by each Pass Through Trust.

“Class C Certificates” has the meaning specified in the Intercreditor Agreement.

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“Class C Trust” has the meaning specified in the Intercreditor Agreement.

“Class G-1 Certificates” has the meaning specified in the Intercreditor Agreement.

“Class G-1 Trust” has the meaning specified in the Intercreditor Agreement.

“Class G-2 Certificates” has the meaning specified in the Intercreditor Agreement.

“Class G-2 Trust” has the meaning specified in the Intercreditor Agreement.

“Company” means JetBlue Airways Corporation, a Delaware corporation.

“Corporate Trust Office” with respect to any Pass Through Trustee or any Loan Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

“Cut–off Date” means the earlier of (a) the day after the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

“Delivery Date” means the Business Day on which an Aircraft is delivered to and accepted by the Company.

“Delivery Period Termination Date” means the earlier of (a) February 28, 2006, or, if the Equipment Notes relating to all of the Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Pass Through Trustees on or prior to such date due to any reason beyond the control of the Company and not occasioned by the Company’s fault or negligence, May 31, 2006 and (b) the date on which Equipment Notes issued with respect to all of the Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Pass Through Trustees in accordance with the Note Purchase Agreement.

“Deposit” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“Deposit Agreement” shall mean the initial Deposit Agreements set forth on Schedule III hereto and, from and after the transfer of the Deposits to a Replacement Depositary, shall refer to the corresponding Replacement Deposit Agreements between the Escrow Agent and the Replacement Depositary.

“Depositary” means HSH Nordbank AG, acting through its New York Branch, a New York State licensed branch office of Landesbank organized under the laws of Germany, and, from and after the transfer of the Deposits to a Replacement Depositary, shall mean such Replacement Depositary.

“Deposit Break Amount” means, as of any date of distribution of remaining Deposits relating to the Class G-1 Trust, Class G-2 Trust or Class C Trust (the “Applicable Date”), an amount determined by the Class G-1 Trustee, Class G-2 Trustee or Class C Trustee, as applicable, on the date that is two LIBOR Business Days prior to the Applicable Date pursuant to the formula set forth below.

2

The Deposit Break Amount will be calculated as follows:

Deposit Break Amount = Z–Y

Where:

X =                             with respect to any applicable interest period, the sum of (i) the amount of such remaining Deposits as of the Applicable Date plus (ii) interest payable thereon during such entire interest period at then effective Three–Month LIBOR.

Y =                              X, discounted to present value from the last day of the then applicable interest period to the Applicable Date, using then effective Three–Month LIBOR as the discount rate.

Z =                              X, discounted to present value from the last day of the then applicable interest period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable interest period, determined by the relevant Trustee as of two LIBOR Business Days prior to the Applicable Date as the discount rate.

No Deposit Break Amount will be payable (x) if the Deposit Break Amount, as calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on or in respect of any Applicable Date that is a Regular Distribution Date.

“Equipment Notes” means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Indenture) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

“Escrow Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Escrow and Paying Agent Agreement” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“FAA” means the Federal Aviation Administration of the United States.

“Final Withdrawal” with respect to each Escrow and Paying Agent Agreement, has the meaning set forth in Section 1.02 thereof.

“Financing Agreements” means, collectively, the Participation Agreement, the Indenture and the Equipment Notes issued thereunder.

“Funding Date” has the meaning set forth in Section 1(b) hereof.

“Funding Notice” has the meaning set forth in Section 1(b) hereof.

3

“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

“Indenture” means a Trust Indenture and Mortgage substantially in the form of Exhibit B–2 to the Note Purchase Agreement.

“Intercreditor Agreement” has the meaning set forth in the ninth recital to the Note Purchase Agreement.

“Issuance Date” means the date of the original issuance of the Certificates.

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“LIBOR Business Day” means any day on which dealings are carried on in the London interbank market.

“Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Liquidity Provider” means the Primary Liquidity Provider and the Above-Cap Liquidity Provider.

“Loan Trustee” means the “Mortgagee” as defined in the Financing Agreements.

“Manufacturer” means Airbus S.A.S., solely in its capacity as manufacturer or seller of Aircraft.

“Material Adverse Change” means, with respect to any Person, any event, condition or circumstance that materially and adversely affects such Person’s business or consolidated financial condition or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

“Note Holder” means at any time each registered holder of one or more Equipment Notes.

“Note Purchase Agreement” means the Note Purchase Agreement to which this Annex A is attached.

“Notice of Purchase Withdrawal” with respect to each Deposit Agreement, has the meaning set forth in Section 2.3 thereof.

4

“Operative Agreements” means, collectively, the Pass Through Trust Agreements, the Escrow and Paying Agent Agreements, the Deposit Agreements, the Liquidity Facilities, the Policy Provider Agreement, the Policy, the Intercreditor Agreement, the Equipment Notes, the Certificates and the Financing Agreements.

“Participation Agreement” means a Participation Agreement substantially in the form of Exhibit B–1 to the Note Purchase Agreement.

“Pass Through Trust” has the meaning set forth in the third recital to the Note Purchase Agreement.

“Pass Through Trust Agreement” has the meaning set forth in the third recital to the Note Purchase Agreement.

“Pass Through Trustee” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Paying Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Person” means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Policy” has the meaning set forth in the tenth recital to the Note Purchase Agreement.

“Policy Provider” has the meaning set forth in the tenth recital to the Note Purchase Agreement.

“Policy Provider Agreement” has the meaning set forth in the tenth recital to the Note Purchase Agreement.

“Policy Provider Obligations” has the meaning specified in the Intercreditor Agreement.

“Primary Liquidity Facility” has the meaning set forth in the recitals to the Note Purchase Agreement.

“Primary Liquidity Provider” has the meaning set forth in the recitals to the Note Purchase Agreement.

“Rating Agencies” means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates.  The initial Rating Agencies will be Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services, a division of The McGraw–Hill Companies Inc.

5

“Rating Agency Confirmation” means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates (without regard to the Policy) or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

“Register” means the register maintained pursuant to Sections 3.04 and 7.12 of each Pass Through Trust Agreement.

“Regular Distribution Dates” shall mean February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2005.

“Replacement Deposit Agreement” means, for each Class of Certificates, a deposit agreement substantially in the form of the replaced Deposit Agreement for such Class of Certificates as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for such Class of Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the Depositary and without regard to the Policy).

“Replacement Depositary” has the meaning set forth in Section 4(a)(v) of the Note Purchase Agreement.

“Scheduled Financing Date” has the meaning set forth in Section 1(b) hereof.

“Section 1110” means 11 U.S.C.  § 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

“Series C Equipment Notes” means Equipment Notes issued under an Indenture and designated as “Series C” thereunder.

“Series G-1 Equipment Notes” means Equipment Notes issued under an Indenture and designated as “Series G-1” thereunder.

“Series G-2 Equipment Notes” means Equipment Notes issued under an Indenture and designated as “Series G-2” thereunder.

“Special Indenture Event of Default” means an “Event of Default” as defined in any Indenture resulting from the failure of the Company to make any scheduled payments on any Equipment Note.

“Subordination Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Substitute Aircraft” has the meaning set forth in Section 1(e) of the Note Purchase Agreement.

“Taxes” means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature

6

whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

“Three-Month LIBOR” has the meaning assigned to such term in the Indenture.

“Triggering Event” has the meaning assigned to such term in the Intercreditor Agreement.

“Underwriters” has the meaning set forth in the fourth recital to the Note Purchase Agreement.

“Unindemnified Taxes” has the meaning assigned to such term in the Intercreditor Agreement.

“WTC” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

7

EXHIBIT A TO

NOTE PURCHASE AGREEMENT

FORM OF FUNDING NOTICE

Dated as of                              ,

To each of the addressees listed

  in Schedule A hereto

Re:                               Delivery Notice in accordance with Note Purchase
Agreement referred to below

Gentlemen:

Reference is made to the Note Purchase Agreement dated as of November 15, 2004 among JetBlue Airways Corporation (the “Company”), Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements (as defined therein) (the “Pass Through Trustee”), Wilmington Trust Company, as Subordination Agent (the “Subordination Agent”), Wilmington Trust Company, as Escrow Agent (the “Escrow Agent”) and Wilmington Trust Company, as Paying Agent (the “Paying Agent”) (as in effect from time to time, the “Note Purchase Agreement”).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.

Pursuant to Section 1(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the Airbus A320-232 aircraft with manufacturer’s serial number                  (the “Aircraft”), of the following:

(1)           The Scheduled Financing Date of the Aircraft is                      ,         ; and

(2)           The aggregate amount of each series of Equipment Notes to be issued, and purchased by the respective Pass Through Trustees, on the Scheduled Financing Date, in connection with the financing of such Aircraft is as follows:

(a)                                  the Class G-1 Trustee shall purchase Series G-1 Equipment Notes in the amount of $                  ;

(b)                                 the Class G-2 Trustee shall purchase Series G-2 Equipment Notes in the amount of $                  ; and

(c)                                  the Class C Trustee shall purchase Series C Equipment Notes in the amount of $                  .

The Company hereby instructs the Class G-1 Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated                      ,            [a date which is no later than one Business Day prior to the Scheduled Financing Date] and attach thereto a Notice of

1

Purchase Withdrawal dated such date completed as set forth on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

The Company hereby instructs the Class G-2 Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated                      ,            [a date which is no later than one Business Day prior to the Scheduled Financing Date] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit B hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

The Company hereby instructs the Class C Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated                      ,            [a date which is no later than one Business Day prior to the Scheduled Financing Date] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit C hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

The Company hereby instructs each Pass Through Trustee to (i) purchase Equipment Notes of a series and in an amount set forth opposite such Pass Through Trustee in clause (2) above with a portion of the proceeds of the withdrawals of Deposits referred to in the applicable Notice of Purchase Withdrawal referred to above and (ii) re–deposit with the Depositary the excess, if any, of the amount so withdrawn over the purchase price of such Equipment Notes.

The Company hereby instructs each Pass Through Trustee to (a) enter into the Participation Agreement dated as of                      ,            among the Company, as Owner, the Subordination Agent, the Pass Through Trustee, Wilmington Trust Company, as Mortgagee, (b) perform its obligations thereunder and (c) deliver such certificates, documents and legal opinions relating to such Pass Through Trustee as required thereby.

Yours faithfully,

JetBlue Airways Corporation

By:
Name:
Title:

2

SCHEDULE A

Wilmington Trust Company, as

  Pass Through Trustee, Subordination

  Agent, Escrow Agent and Paying Agent

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention:  Corporate Trust

  Administration

Facsimile: (302) 636-4140

Standard & Poor’s Ratings Services

55 Water Street, 35th Floor

New York, New York 10041

Attention:  Betsy R. Snyder

Facsimile: (212) 438–7811

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention:  Richard Bittenbender

Facsimile: (212) 553–4661

MBIA Insurance Corporation

113 King Street

Armonk, New York 10504

Attention: Insured Portfolio Management, Structural Finance

Facsimile: (914) 765-3163

HSH Nordbank AG, New York Branch

590 Madison Ave.

New York, New York 10022-2540

Attention:  Transportation-Americas

Facsimile: (212) 407-6033

3

ANNEX A TO EXHIBIT A

WITHDRAWAL CERTIFICATE

(Class     )(1)

WILMINGTON TRUST COMPANY,

as Escrow Agent

Dear Sirs:

Reference is made to the Escrow and Paying Agent Agreement, dated as of November 15, 2004 (the “Agreement”).  We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied.  Pursuant to Section 1.02(c) of the Agreement, please execute the attached Notice of Purchase Withdrawal and immediately transmit by facsimile to the Depositary, at 212-407-6033, Attention:  Transportation - Americas.

Very truly yours,

WILMINGTON TRUST COMPANY, not in its individual capacity by solely as Pass Through Trustee

By:
Name:
Title:

Dated: , 200

(1)          Insert letter of appropriate class of Certificates.

1

ANNEX A TO FUNDING NOTICE

NOTICE OF PURCHASE WITHDRAWAL

HSH Nordbank AG, New York Branch

590 Madison Avenue

New York, NY 10022-2540

Attention:  Transportation - Americas

Telecopier:  212-407-6033

Gentlemen:

Reference is made to the Deposit Agreement (Class G-1) dated as of November 15, 2004 (the “Deposit Agreement”) between Wilmington Trust Company, as Escrow Agent, and HSH Nordbank AG, acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.5(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $                  , Account No.                             .

The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [                      , Account No.                     , Reference:                            ] on                            , 200  , upon the telephonic request of a representative of Wilmington Trust Company, the Pass Through Trustee.

WILMINGTON TRUST COMPANY, as Escrow Agent

By:
Name:
Title:

Dated: , 200

2

EXHIBIT B

NOTICE OF PURCHASE WITHDRAWAL

HSH Nordbank AG, New York Branch

590 Madison Avenue

New York, NY 10022-2540

Attention:  Transportation - Americas

Telecopier:  212-407-6033

Gentlemen:

Reference is made to the Deposit Agreement (Class G-2) dated as of November 15, 2004 (the “Deposit Agreement”) between Wilmington Trust Company, as Escrow Agent, and HSH Nordbank AG, acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.5(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $                  , Account No.                             .

The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [                      , Account No.                     , Reference:                            ] on                            , 200  , upon the telephonic request of a representative of Wilmington Trust Company, the Pass Through Trustee.

WILMINGTON TRUST COMPANY, as Escrow Agent

By:
Name:
Title:

Dated: , 200

1

EXHIBIT C

NOTICE OF PURCHASE WITHDRAWAL

HSH Nordbank AG, New York Branch

590 Madison Avenue

New York, NY 10022-2540

Attention:  Transportation - Americas

Telecopier:  212-407-6033

Gentlemen:

Reference is made to the Deposit Agreement (Class C) dated as of November 15, 2004 (the “Deposit Agreement”) between Wilmington Trust Company, as Escrow Agent, and HSH Nordbank AG, acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.5(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $              , Account No.                     .

The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [                    , Account No.               , Reference:                      ] on                        , 200  , upon the telephonic request of a representative of the Wilmington Trust Company, Pass Through Trustee.

WILMINGTON TRUST COMPANY, as Escrow Agent

By:
Name:
Title:

Dated: , 200

1

EXHIBIT B–1 TO

NOTE PURCHASE AGREEMENT

FORM OF PARTICIPATION AGREEMENT

1

EXHIBIT B–2 TO

NOTE PURCHASE AGREEMENT

FORM OF INDENTURE

1